Exhibit 10.10

PROXY AGREEMENT AND POWER OF ATTORNEY

This Proxy Agreement and Power of Attorney (this “Agreement”) is entered into in Beijing as of July 20, 2018 by and among the following parties:

(1)                                 Beijing Luckin Coffee Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise registered in Beijing, the People’s Republic of China (“China” or “PRC”), under the laws of China;

(2)                                 Beijing Luckin Coffee Technology Ltd. (“Luckin Tech”), a domestic company registered in Beijing, China, under the laws of China; and

(3)                                 each of the persons listed under Schedule 1 (each, a “Shareholder” and collectively, the “Shareholders”)

(Each of WFOE, Luckin Tech and each of the Shareholders, a “Party”, and collectively the “Parties”).

RECITALS

(A)                               WHEREAS, the Shareholders hold 100% shares in Luckin Tech;

(B)                               WHEREAS, the WFOE, Luckin Tech and the Shareholders have entered into a series of contractual arrangements, including a master exclusive service agreement, a business cooperation agreement, an exclusive option agreement and a share pledge agreement; these contractual arrangements provide Luckin Tech with services necessary for its business operation and also ensure that the WFOE has comprehensive, continuous and effective control over Luckin Tech;

(C)                               WHEREAS, as the consideration for the WFOE and its affiliates to provide Luckin Tech with services necessary for its business operation, the WFOE has requested the Shareholders to appoint the WFOE (as well as its successors, including a liquidator, if any, replacing the WFOE) as its attorney-in-fact (“Attorney-in-Fact”), with full power of substitution, to exercise any and all of the rights in respect of the Shareholders’ shares in Luckin Tech and the Shareholders have agreed to make such appointment.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

Section 1

Each Shareholder hereby irrevocably nominates, appoints and constitutes the WFOE (as well as its successors, including a liquidator, if any, replacing the WFOE) as its Attorney-in-Fact to exercise on such Shareholder’s behalf any and all rights that such Shareholder has in respect of such Shareholder’s shares in Luckin Tech conferred by relevant laws and regulations and the articles of association of Luckin Tech, including without limitation, the following rights (collectively, “Shareholder Rights”):

(a)                                 to call and attend shareholders’ meetings of Luckin Tech, and receive notices and materials with respect to the shareholders meeting;

(b)                                 to execute and deliver any and all written resolutions and meeting minutes in the name and on behalf of such Shareholder;

(c)                                  to vote by itself or by proxy on any matters discussed on shareholders’ meetings of Luckin Tech, including without limitation, the sale, transfer, mortgage, pledge or disposal of any or all of the assets of Luckin Tech;

(d)                                 to sell, transfer, pledge or dispose of any or all of the shares in Luckin Tech;

(e)                                  to nominate, appoint or remove the directors, supervisors and senior management of Luckin Tech when necessary;

(f)                                   to oversee the economic performance of Luckin Tech;

(g)                                  to have full access to the financial information of Luckin Tech at any time;

(h)                                 to file any shareholder lawsuits or take other legal actions against Luckin Tech’s directors or senior management members when such directors or members are acting to the detriment of the interest of Luckin Tech or its shareholder(s);

(i)                                     to approve annual budgets or declare dividends;

(j)                                    to manage and dispose of the assets of Luckin Tech;

(k)                                 to have the full rights to control and manage Luckin Tech’s finance, accounting and daily operation (including but not limited to signing and execution of contracts and payment of government taxes and duties);

(l)                                     to approve the filing of any documents with the relevant governmental authorities or regulatory bodies; and

(m)                             any other rights conferred by the articles of association of Luckin Tech and/or the relevant laws and regulations on the shareholders.

Each Shareholder further agrees and undertakes that without the Attorney-in-Fact’s prior written consent, it shall not exercise any of the Shareholder Rights.

Section 2

The Attorney-in-Fact has the right to appoint, at its sole discretion, a substitute or substitutes to perform any or all of its rights of the Attorney-in-Fact under this Agreement, and to revoke the appointment of such substitute or substitutes.

Section 3

Luckin Tech confirms, acknowledges and agrees to the appointment of the Attorney-in-Fact to exercise any and all of the Shareholder Rights. Luckin Tech further confirms and acknowledges that (i) any and all acts done or to be done, decisions made or to be made, and instruments or other documents executed or to be executed by the Attorney-in-Fact, shall therefore be as valid and effectual as though done, made or executed by the Shareholders, and (ii) Luckin Tech will not recognize and facilitate any and all activities of the Shareholders which are in violation of or inconsistent with this Agreement.

Section 4

(a)           Each Shareholder hereby acknowledges that, if the Shareholder increases its share in Luckin Tech, whether by subscribing additional shares or otherwise, any Shareholder Rights in connection with such additional shares acquired by the Shareholder shall be automatically subject to this Agreement and  the Attorney-in-Fact shall have the right to exercise the Shareholder Rights  with respect to such additional shares on behalf of the Shareholder as described in Section 1 hereunder; if the Shareholder’s share in Luckin Tech is transferred to any other party, whether by voluntary transfer, judicial sale, foreclosure sale, or otherwise, any such share in Luckin Tech so transferred remains subject to this Agreement and the Attorney-in-Fact shall continue to have the right to exercise the Shareholder Rights with respect to such share in Luckin Tech so transferred as described in Section 1 hereunder.

(b)           Furthermore, for the avoidance of any doubt, if any share transfer is contemplated under any exclusive option agreement and share pledge agreement(s) that such Shareholder enters into for the benefits of the WFOE or its affiliate (as the same may be amended from time to time), the Attorney-in-Fact shall, on behalf of the Shareholder, have the right to sign the share transfer agreement and other relevant agreements and to perform all shareholder obligations under the exclusive option agreement and the share pledge agreement(s). If required by the WFOE, the Shareholder shall sign any documents and fix the chops and/or seals thereon and the Shareholder shall take any other actions as necessary for purposes of consummation of the aforesaid share transfer.

Section 5

Each Shareholder further covenants with and undertakes to the WFOE that, if the Shareholder receives any dividends, interest, any other forms of capital distributions, residual assets upon liquidation, or proceeds or consideration from the transfer of share as a result of, or in connection with, such Shareholder’s shares in Luckin Tech, the Shareholder shall, to the extent permitted by applicable laws, remit all such dividends, interest, capital distributions, assets, proceeds or consideration to the WFOE or the entity designated by the WFOE without any compensation, and shall bear any and all taxes and fees with respect thereto.

Section 6

Each Shareholder hereby authorizes the Attorney-in-Fact to exercise the Shareholder Rights according to its own judgment without any oral or written instruction from the Shareholder. Each Shareholder undertakes to ratify any acts which the Attorney-in-Fact or any substitutes or agents appointed by the Attorney-in-Fact may lawfully do or cause to be done pursuant to this Agreement.

Section 7

This Agreement shall become effective as of the date hereof when it is duly executed by the Parties’ authorized representatives and shall remain effective as long as Luckin Tech exists. The Shareholders shall not have the right to terminate this Agreement or revoke the appointment of the Attorney-in-Fact without the prior written consent of the WFOE. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their successors and assigns. If any Shareholder ceases to hold any shares in Luckin Tech with the prior approval of WFOE, such Shareholder shall no longer be a party of this Agreement, but this Agreement shall remain in full effect to any other Shareholder and Luckin Tech.

Section 8

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.

Section 9

This Agreement shall be construed in accordance with and governed by the laws of China.

Section 10

Any dispute or claim arising out of or in connection with or relating to this Agreement shall be resolved by the Parties in good faith through negotiations. In case no resolution can be reached by the Parties, such dispute shall be submitted to the Beijing Arbitration Commission for arbitration in accordance with its rules of arbitration in effect at the time of applying for such arbitration and the place of arbitration shall be in Beijing. The arbitral award shall be final and binding upon all Parties.

Section 11

Either Party shall forthwith on demand indemnify the other Party against any claim, loss, liability or damage (“Loss”) which such Party shall incur as a consequence of any breach by the other Party of this Agreement provided that neither Party shall be liable to indemnify the other Party for any Loss to the extent that such Loss arises from the willful misconduct, breach of applicable law, regulation or contractual obligation or from the material negligence of the other Party or its directors, officers, employees, or agents. The Parties agree that this clause shall survive the termination or expiration of this Agreement.

Section 12

This Agreement may be executed in one or more counterparts. All originals shall have the same legal effect.

Section 13

Both Chinese and English versions of this Agreement shall have equal validity. In case of any discrepancy between the English version and the Chinese version, the Chinese version shall prevail.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Beijing Luckin Coffee Co., Ltd.
Authorized Representative: Zhiya Qian

Signature:	/s/ Zhiya Qian
Seal: (Seal)
/s/ Seal of Beijing Luckin Coffee Co., Ltd.

Beijing Luckin Coffee Technology Ltd.
Authorized Representative: Zhiya Qian

Signature:	/s/ Zhiya Qian
Seal: (Seal)
/s/ Seal of Beijing Luckin Coffee Technology Ltd.

Zhiya Qian

Signature:	/s/ Zhiya Qian

Jinyi Guo

Signature:	/s/ Jinyi Guo

Min Chen

Signature:	/s/ Min Chen